Annex 10.1.2 b)
to the Share Sale and Purchase and Assignment Agreement
relating to Resolute Oncology GmbH

Option Agreement
relating to the Marketing Authorisation of Paclitaxel OC

Dated	May 8, 2013
Resolute Oncology GmbH (1)
Oncocorp GmbH (2)

{W0204292.DOC}

PARTIES
(1)	Resolute Oncology GmbH, a German company with limited liability registered at the local court of Munich under no. HRB 204254 and having its offices at Röntgenstr. 6, D 82362 Weilheim, Germany (“ROG”)
(2)	Oncocorp GmbH, a German company with limited liability registered at the local court of Munich under no. HRB 170976 and having its offices at Röntgenstr. 6, D 82362 Weilheim, Germany (“ONCO”)

                INTRODUCTION

(A)	SPA. By share purchase agreement as of today, ONCO has sold its shares in ROG to Resolute Oncology Limited (the “SPA”).

(B)
MA. ONCO was granted marketing authorisation for its product Paclitaxel OC by the German Federal Office for Drugs and Medical Devices (Bundesinstitut für Arzneimittel und Medizinprodukte) („BfArM“)  on 14 August 2010, no. 81177.00.00 (the “MA”). ROG may want to acquire such MA. Transfer of the MA to a third party is subject to certain requirements under the German Drug Act (Arzneimittelgesetz).

(C)
Stragen. On 13 October 2011, ONCO concluded a supply agreement with STRAGEN Pharma SA which provides that ONCO’s only supplier for Paclitaxel is STRAGEN Pharma SA (the “STRAGEN Agreement”). Transfer of the MA will require assignment of the STRAGEN Agreement and STRAGEN Pharma SA’s consent. The latter is likely to require amendments to the STRAGEN Agreement.

               THEREFORE, THE PARTIES ENTER INTO THE FOLLOWING OPTION AGREEMENT.

               OPERATIVE PROVISIONS

1	Call Option

1.1
Option Term. At any time until midnight on 31 December 2013 (the “Option Term”), ROG shall be entitled to request that ONCO sells and does everything that is required from its side to transfer the MA and the STRAGEN Agreement to ROG at the terms set out below (the “Call Option”).

1.2	Purchase Price. In case of exercise of the Call Option, ONCO shall receive a purchase price of EUR 150,000 (plus VAT, if applicable).

1.3
Exercise Notice. In order to exercise the Call Option, ROG shall send a written exercise notice to ONCO prior to the lapse of the Option Term, requesting that ONCO executes the documents set out in section 1.5 below.

1.4
Implementation. Upon receipt of the exercise notice, ONCO shall execute the documents set out in section 1.5 below and do everything that is required from its side to  transfer the MA and the STRAGEN Agreement without undue delay to ROG, provided, however, that ONCO shall not be obliged to do so unless prior to or simultaneously with the execution of the documents set out in section 1.5 below the purchase price is paid. The Parties agree and acknowledge that details of the sale and transfer of the MA and the STRAGEN Agreement upon exercise of the Call Option may require further discussions and specification among the Parties, however, they commit to negotiate in good faith with a view to implement the Call Option upon its exercise in due course.

1.5	Commitment. On the Effective Date, ONCO hereby undertakes to deliver to ROG the following documents:

(a)	an offer to assign the MA duly executed by ONCO; and

(b)	an offer to assign the STRAGEN Agreement duly executed by ONCO.

2	Guarantees

ONCO hereby guarantees to ROG that it holds the MA as of the date of this Agreement. All other guarantees shall, to the extent legally possible, be excluded. In particular, ONCO does not guarantee that BfArM will consent to the transfer of the MA or that STRAGEN Pharma SA will consent to the assignment of the STRAGEN Agreement.

3	Rights to Information and Review

3.1	Exchange of Information. As of the date of this agreement up until 31 December 2013 ONCO shall provide ROG with the information listed in section 3.2 below regarding the MA and the STRAGEN Agreement.

3.2	Content of Information Rights. The information to be granted pursuant to section 3.1 shall consist of:

(a)	any correspondence with BfArM; and

(b)	any correspondence with STRAGEN Pharma SA from the day of this agreement on.

4	General

Section 17 of the SPA shall apply accordingly to this option agreement.

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Resolute Oncology GmbH                                                                                                             Oncocorp GmbH